Exhibit 10.3

Natural Person Guarantee Agreement

November, 2011

Special Reminder

    In order to protect the Company’s (or personal) legal right, please read and confirm the following carefully before signed this agreement.

1.	All data provided by the Company (or person) is true, completed, legal, valid, and does not contain any false records, misleading statements or material omissions.
2.	The Company (or person) has read all terms of this agreement, especially the terms in bold front, and have fully understood its meaning and legal consequences.
3.
Before signature, the Company (or person) has the right to amend this agreement. After the commencement of this agreement, the Company (or person) has to exercise the rights under this agreement and actively fulfill the obligations.

4.
In order to protect the Company’s (or personal) interest, any change for the Company’s (or personal) living address, mailing address, telephone number, business scope, legal representative and others should inform our company by written notice within 10 days after changed.

5.  If any question, please consult with our company.

Guarantee Agreement
(Natural Personal)

To: New Energy Systems Group (Creditor)

In order to guarantee the implement of the agreement which was signed between creditor and Xuemei Fang, Weirong Xu (debtors) on November 24, 2011, NEWN20111101-1 <Equity Transfer Agreement> (hereinafter referred as main agreement; the amount of main agreement is RMB$85,553,892.75, the term of the agreement are 2 years, starting from November 24, 2011 to November 23, 2013), the guarantee ( Xuemei Fang ) is willing to be the guarantee of the main agreement’s debtor to provide the related guarantee. The details are as following:

A.
Scope of Security: The security transfer amount of Billion Electronics Limited (BVI) (based on the amount disclosed under the main agreement), interest, penalty, damages, and the fees which creditor paid for achieve their credit rights, including legal fees, arbitration fees, property preservation fee, evidence preservation fees, enforcement fees, assessment fees, auction fees, appraisal fees, lawyer fees, travel expenses, investigation and evidence collection fees.

B.
The guarantor guarantees: if the debtors could not pay back all of the debts in accordance with the term required by the main agreement, the guarantor will bear the responsibility as mentioned in the item A (included but not limited to the amount of equity agreement, interests, and penalty) once received the  <Guarantee Notice> from the creditor. If the debts could not be cleared during the term as agreement, the guarantor will bear all the security responsibility within the guarantee scope under the law.

C.
This guarantee is independent. The guarantee will not be affected if part or full of main agreement become invalid and will not be affected or invalid if any term of the main agreement were modified, supplied, and deleted. The guarantor have received, read, understood the content of the main agreement, and have no objection. The guarantor does not have any defense for the main agreement.

D.
The guarantee period of this agreement is 2 years which started from the date when the term of the main agreement expired. (If any legal or regulative situation related to the main agreement resulted in early maturity of the main agreement, the term of this agreement will be 2 years starting from the date of the early maturity of the main agreement.)

E.	The guarantor confirm and guarantees:
1.	The guarantor’s financial condition is sufficient to assume the security responsibilities listed in this agreement;
2.	The guarantor is willing to use all of his/her assets (including family property) to assume the responsibilities;
3.
The guarantor ensures that he or she has the full ownership and disposition right of his or her property. Once this agreement is signed, the guarantor cannot dispose any property mentioned above without approving by the creditor, including setting mortgage, pledge, transfer, lease, etc.) If the creditor deems it necessary, he or she could have property insurance, set mortgage, pledge, lease, and the guarantor guarantees to assist with related registration process (such as setting mortgage and pledge need sign a separate mortgage, pledge guarantee agreement, etc.);

4.
If all of the above property is still insufficient to guarantee the responsibility to the creditor, the guarantor guarantees to keep bear the responsibilities to ensure the payment and expenses mentioned in the term A of this agreement are all paid out.

F.
1.
F.
The responsibilities under this agreement will not change if the debtor does not appear to limit or loss of civil rights, restrictions or incapacitated; will not be affected by the other agreement, contract, documents which the debtor signed with others; will not change due to the debtor’s bankrupt, insolvent borrow, the loss of corporate status, the change of the article of incorporation and other situation; will not be affected if the creditor’s gave up or change of any other security under the main agreement. This agreement remains in effect during the guarantee period.

G.
Any dispute occurred when implemented this agreement, both sides should actively negotiated settlement, otherwise, either party may apply to the primary jurisdiction of the People’s Court of main agreement (the People’s Court where this agreement is signed).

H.	This agreement will enter into force immediately after signed by the guarantor.

Guarantor:  Xuemei Fang (signature, finger print)                                                                                     ID number: 420700194012114924
Living address: No. 69, Huajua Village, Fenghuang Village, Tingzu Town, Echeng
Dist., Ezhou City, Hubei Provicne, China
Phone number: 0755-61268588

Date of signature: November 24, 2011
Signature Location:  Nanshan District, Shenzhen City

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